Exhibit 8.2

DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 www.dlapiper.com

November 8, 2022

SeaSpine Holdings Corporation

5770 Armada Drive

Carlsbad, CA 92008

Ladies and Gentlemen:

We have acted as counsel to SeaSpine Holdings Corporation, a Delaware corporation (“SeaSpine”), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of October 10, 2022 (the “Agreement”), by and among Orthofix Medical, Inc., a Delaware corporation (“Orthofix”), Orca Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Orthofix (“Merger Sub”), and SeaSpine, pursuant to which Merger Sub shall be merged with and into SeaSpine with SeaSpine as the surviving corporation (the “Merger”).

The Merger and certain other matters contemplated by the Agreement are described in the joint proxy statement/prospectus on Form S-4 (the “Registration Statement”) with respect to the common stock of Orthofix to be issued to SeaSpine stockholders in exchange for their common stock of SeaSpine. This opinion is being rendered pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Merger and all related transactions will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Orthofix, Merger Sub and SeaSpine in the Agreement and the Registration Statement; (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations provided to us by Orthofix, Merger Sub and SeaSpine on the date hereof; and (iv) that any such statements, representations or warranties made “to the knowledge,” or based on belief or intention, or similarly qualified, are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

SeaSpine Holdings Corporation

November 8, 2022

Based upon and subject to the foregoing, we hereby confirm that, subject to the qualifications and limitations described herein and therein, the disclosure contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or non-U.S. law, or with respect to other areas of U.S. federal taxation. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)